EXHIBIT 99.1

MAX RE CAPITAL LTD.
ANNOUNCES THIRD QUARTER EARNINGS CALL INFORMATION

Hamilton, Bermuda, October 20, 2005. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) announced today that Robert J. Cooney, Chief Executive Officer, and Keith S. Hynes, Chief Financial Officer, will host a conference call to discuss the Company’s third quarter financial results with interested investors and shareholders.

Details of the call are as follows:

Date:	October 31, 2005
Time:	10:00 a.m. EST
Dial in #: US:	800-291-5365

International: 617-614-3922

Access Code: 93291369

Please dial in ten minutes prior to the start of the call.

Replay details:

Available from 12:00 p.m. October 31, 2005 – November 30, 2005

Dial in #US: 888-286-8010
International:	617-801-6888

Access Code: 34251631

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the prospectus supplement to the Company’s Prospectus dated October 4, 2005 and other documents previously filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441-296-8800
jimt@maxre.bm